N-SAR Exhibit: Sub-item 77I
Legg Mason Global Asset Management Trust - Legg Mason Capital
Management Disciplined Equity Research Fund

In connection with the terms of the offering of Class A shares, Class C shares, Class FI shares, Class R shares, Class R1 shares and Class I shares, of Legg Mason Capital Management Disciplined Equity Research Fund (the Fund), Registrant incorporates by reference the Funds prospectus, Statement of Additional Information, Management Agreement and Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485BPOS of the Securities Act of 1933, on post-effective Amendment No. 13 to Form N-1A, on February 28, 2011 (Accession No. 0001193125-11-047547).



N-SAR Exhibit: Sub-item 77I
Legg Mason Global Asset Management Trust - Legg Mason BW Absolute
Return Opportunities Fund

In connection with the terms of the offering of Class A shares, Class C shares, Class FI shares, Class R shares, Class I shares and Class IS shares, of Legg Mason BW Absolute Return Opportunities Fund (the
Fund), Registrant incorporates by reference the Fund?s prospectus, Statement of Additional Information, Management Agreement and Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485BPOS of the Securities Act of 1933, on post-effective Amendment No. 13 to Form N-1A, on February 28, 2011 (Accession No. 0001193125-11-047547).